SYNOVUS FINANCIAL CORP.
                     2000 EMPLOYEE LONG-TERM INCENTIVE PLAN


SECTION 1.  General Purpose of Plan

The name of this plan is the Synovus Financial Corp. 2000 Employee Long-Term Incentive Plan (the "Plan"), formerly the 1996 Employee Long-Term Incentive Plan. The purpose of the Plan is to enable Synovus Financial Corp. (the "Corporation") and its Subsidiaries to attract, retain, motivate, and reward employees who make a significant contribution to the Corporation's long-term success, and to enable such employees to acquire and maintain an equity interest in Synovus Financial Corp.


SECTION 2.  Definitions

For purposes of the Plan, the following terms shall be defined as set forth below:

      a. "Award" means any award of Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards, whether in cash or stock or a combination thereof, authorized by the Committee under this Plan.

      b. "Board" means the Board of Directors of the Corporation or the Executive Committee of the Board of Directors of the Corporation.

      c. "Cause" means a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, or a Participant's willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, any of which acts cause the Corporation or any Subsidiary liability or loss, as determined by the Board.

      d. "Code" means the Internal Revenue Code of 1986, as amended, or any successor thereto.

      e. "Committee" means the Compensation Committee, or any other committee of the Board appointed for the purpose of administering the Plan, which committee shall consist exclusively of two or more Disinterested Persons, at least two of whom are directors of both the Corporation and of Total System. In the context of Awards made to employees of Total System, the term "Committee" shall mean only those members of the Committee who are directors of both the Corporation and of Total System.

      f.    "Commission" means the Securities and Exchange Commission.

      g.    "Corporation" means Synovus Financial Corp.

      h. "Disability" means total and permanent physical or mental disability or incapacity of an employee to fulfill at any time or from time to time his normal duties as an employee, as certified in writing by two competent physicians, one of which shall be selected by the Committee and the other of which shall be selected by the employee or his duly appointed guardian or legal or personal representative. In addition, for purposes of determining Disability as it applies to any Incentive Stock Option, the term "Disability" shall be interpreted consistently with Code Sections 421-424.

      i. "Disinterested Person" is a person who meets both (i) the definition of "disinterested person" as set forth in Rule 16b-3 as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (ii) the definition of "outside director" as set forth in Code Section 162(m), as amended from time to time.

      j. "Early Retirement" means retirement from active employment with the Corporation or any Subsidiary pursuant to the early retirement provisions of the applicable Corporation or Subsidiary pension plan.

      k. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor thereto.

      l. "Fair Market Value" means, as of any given date, the closing price of the Stock on such date (or if no transactions were reported on such date on the next preceding date on which transactions were so reported) in the principal market in which such Stock is traded on such date as reported in The Wall Street Journal (or any other publication designated by the Committee) except that, with respect to grants of Restricted Stock, "Fair Market Value" for Restricted Stock on the date of grant shall be determined as of the time and date of the Restricted Stock grant by the Compensation Committee.

      m. "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" within the meaning of
            Section 422 of the Code.

      n. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

      o. "Normal Retirement" means retirement from active employment with the Corporation or any Subsidiary on or after the normal retirement date specified in the applicable Corporation or Subsidiary pension plan.

      p. "Option Price Adjustment Right" means a right granted under Section 6 in tandem with a Stock Option which entitles the recipient to have applied as a credit against the exercise price of the related Stock Option an amount equal to: (i) the total number of shares of stock subject to the Option Price Adjustment Right (or the portion or portions thereof which the recipient from time to time elects to use for this purpose), multiplied by (ii) a fixed percentage of the Fair Market Value of a share of Stock on a date to be designated by the Committee.

      q. "Participant" means any employee of the Corporation and its Subsidiaries designated by the Committee to receive an Award under the Plan.

      r. "Performance Award" means an award of shares of Stock or cash to a Participant pursuant to Section 9 contingent upon achieving certain performance goals.

      s. "Plan" means this Synovus Financial Corp. 2000 Employee Long-Term Incentive Plan.

      t. "Restricted Stock" means an award of shares of Stock that are subject to restrictions under Section 8.

      u. "Retirement" means Normal or Early Retirement under the applicable Corporation or Subsidiary pension plan.

      v. "Stock" means the common stock of the Corporation or any successor corporation.

      w. "Stock Appreciation Right" means a right granted under Section 7, which entitles the holder to receive a cash payment or an award of Stock or, if applicable, as a credit against the purchase price of a related Stock Option, in an amount equal to the difference between
            (i) the Fair Market Value of the Stock covered by such right at the date the right is granted and (ii) the Fair Market Value of the Stock covered by such right at the date the right is exercised, unless otherwise determined by the Committee pursuant to Section 7, multiplied by the number of shares covered by the right.

      x. "Stock Option" means any option to purchase shares of Stock granted to employees pursuant to Section 6.

      y. "Subsidiary" means any corporation (other than Synovus Financial Corp.) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

      z. "Total System" means Total System Services, Inc., a Subsidiary of the Corporation of which approximately 19% of the stock is publicly held.

SECTION 3.  Administration

The Plan shall be administered by the Committee which shall at all times consist of not less than two Disinterested Persons, at least two of whom are directors of both the Corporation and of Total System. Whenever under this Plan, any act or decision is to be made with respect to Awards made to employees of Total System, including without limitation the selection of Total System employees for the grant of Awards and the establishment, administration and certification of attainment of relevant performance goals, if any, such act or decision shall be made by, and the term "Committee" in that context shall mean, only those members of the Committee who are directors of both the Corporation and of Total Systems.

The Committee shall have the power and authority to grant to eligible employees, pursuant to the terms of the Plan: (i) Stock Options; (ii) Option Price Adjustment Rights; (iii) Stock Appreciation Rights; (iv) Restricted Stock; or
(v) Performance Awards.

In particular, the Committee shall have the authority:

     (i) to select the employees of the Corporation and its Subsidiaries to whom Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards or a combination of the foregoing from time to time will be granted hereunder; (ii) to grant Incentive Stock Options, Non-Qualified Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock, or Performance Awards, or a combination of the foregoing, hereunder;
          (iii) to determine the number of shares of Stock to be covered by each such Award granted hereunder;

     (iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder including, but not limited to, any restriction on any Award and/or the shares of Stock relating thereto based on performance and/or such other factors as the Committee may determine, in its sole discretion, and any vesting acceleration features based on performance and/or such other factors as the Committee may determine, in its sole discretion;

     (v) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of a Participant, including providing for and determining the amount (if any) of deemed earnings on any deferred amount during any deferral period.

Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Corporation and all Plan Participants. It is not anticipated that the Plan will be presented for shareholder approval.


SECTION 4.  Stock Subject to Plan

The total number of shares of Stock reserved and available for distribution under the Plan shall be 20,000,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

If any shares of Stock that have been subject to option cease to be subject to option without having been exercised, or if any shares subject to any Restricted Stock, Option Price Adjustment Rights, Stock Appreciation Rights, or Performance Awards granted hereunder are forfeited or such Awards are otherwise terminated without having been exercised, such shares shall again be available for distribution in connection with future Awards under the Plan in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the Exchange Act. In the event that prior to the Award's cancellation, termination, expiration, or lapse, the holder of the Award at any time received one or more "benefits of ownership" pursuant to such Award (as defined by the Securities and Exchange Commission, pursuant to any rule or interpretation promulgated under Section 16 of the Exchange Act), the Stock subject to such Award shall not be available for regrant under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Stock Options granted under the Plan and in the number of shares subject to Stock Appreciation Rights, Option Price Adjustment Rights, Restricted Stock or Performance Awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, in order to preserve each Participant's rights substantially proportionate to the Participant's rights existing prior to such event, provided that the number of shares subject to any Award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Rights or Option Price Adjustment Rights associated with any Stock Option the price of which is adjusted.

Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant in any calendar year shall be 2,000,000.

SECTION 5.  Eligibility

Any employee of the Corporation or any of its Subsidiaries (but excluding members of the Committee and any person who is a director of the Corporation or any Subsidiary, but not an employee of the Corporation or any Subsidiary) is eligible to be granted Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock or Performance Awards. The Participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the Committee shall determine, in its sole discretion, the number of shares covered by each Award or grant.


SECTION 6.  Stock Options

Stock Options may be granted either alone or in addition to other Awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve, and the provisions of Stock Option Awards need not be the same with respect to each optionee.

The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options (subject to the provisions of Section 15 of the Plan) and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Option Price Adjustment Rights or Stock Appreciation Rights). To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option.

Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant. The option price per share of Stock may be equal to or more or less than the Fair Market Value of the Stock on the date of grant, except that the option price for any Incentive Stock Option shall be not less than 100% of the Fair Market Value of the Stock on the date of the grant of the Stock Option (determined without regard to any Option Price Adjustment Rights or Stock Appreciation Rights). If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the option price per share of Stock must be at least 110% of the Fair Market Value of the Stock on the date of grant.

     (b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted. If the option is an Incentive Stock Option and if the employee to whom the Incentive Stock Option is granted owns directly or indirectly more than 10% of the total combined voting power of all classes of Stock immediately before the grant of the option, then the term of the option may not exceed five years.

     (c) Exercisability. Subject to paragraph (j) of this Section 6 with respect to Incentive Stock Options, Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at grant, provided, however, that except as provided in paragraphs (f) and (g) of Section 6, unless a longer vesting period is otherwise determined by the Committee at grant, no Stock Option shall be exercisable for a period of six months after the date of the grant of the option. If the Committee provides, in its discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provision at any time in whole or in part based on performance and/or such other factors as the Committee may determine in its sole discretion.

     (d) Method of Exercise. Stock Options may be exercised in whole or in part at any time during the exercise period described in Section 6(c) by giving written notice of exercise to the Corporation specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. If approved and as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of unrestricted Stock owned by the optionee (based on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). Payment of the exercise price of a Stock Option and any withholding tax due at exercise also may be made through any program or procedure (including but not limited to a broker-dealer cashless exercise program) if approved by the Committee. No shares of Stock resulting from the exercise of a Stock Option shall be issued until full payment therefor has been made. An optionee shall have the rights to dividends or other rights of a stockholder with respect to shares subject to the option when the optionee has given written notice of exercise and has paid in full for such shares.

     (e)  Transferability of Options.

          (1) Incentive Stock Options. No Incentive Stock Option shall be transferable by the optionee, otherwise than by will or by the laws of descent and distribution, or be subject to attachment, execution or similar process. All Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

          (2) Non-Qualified Stock Options. Non-Qualified Stock Options shall likewise be non-transferable by the optionee, otherwise than by will or by the laws of descent and distribution, and not subject to attachment, execution or similar process; provided, however, that the Committee may by resolution or after grant designate existing or future Non-Qualified Stock Options as "transferable," meaning that the optionee may sign an agreement which transfers all or a portion of such Non-Qualified Stock Option (either exercisable or non-exercisable) to (A) a member of the optionee's Immediate Family, (B) any trust or trusts in which members of the optionee's Immediate Family have more than a fifty percent (50%) beneficial interest, (C) any entity in which optionee and/or members of the optionee's Immediate Family own more than fifty percent (50%) of the voting interests, or (D) any foundation in which optionee and/or optionee's Immediate Family members control the management of the foundation's assets, subject to such terms and conditions as the Committee may establish. The form of agreement pursuant to which such options are transferred must be approved by the Committee and executed by the optionee, transferee and the Company. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, except that the term "optionee" shall be deemed to refer to the transferee subject to any terms and conditions established by the Committee. Subsequent transfers of such transferred options shall be prohibited, except by will or the laws of descent and distribution. For purposes of this Subsection, "Immediate Family" means the optionee's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law, nephew or niece of the optionee (including by adoption), and any person sharing the optionee's household (other than a tenant or employee).

     (f) Termination by Death (other than by suicide). Unless otherwise determined by the Committee at or after grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of death (other than by suicide), the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

     (g) Termination by Reason of Disability. Unless otherwise determined by the Committee at or after grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of termination due to Disability (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after one year from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such one year period, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or for the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (h) Termination by Reason of Retirement. Unless otherwise determined by the Committee at or after grant, if any optionee's employment with the Corporation or any Subsidiary terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable at the time of such Retirement (or on such accelerated basis as the Committee shall determine at or after grant), but may not be exercised after the expiration of the stated term of such Stock Option; and, provided that if the optionee dies within such period any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for the remainder of the stated term of the Stock Option. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the exercise periods that apply for purposes of
          Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

     (i) Other Termination. Unless otherwise determined by the Committee at or after grant, if an optionee's employment with the Corporation or any Subsidiary terminates for Cause or for death by reason of suicide or for any reason other than Disability or Normal or Early Retirement or death other than by suicide, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised to the extent such Stock Option could have been exercised on the date of cessation of employment for the lesser of three months from the date of termination or the balance of such Stock Option's term if the optionee's employment with the Corporation or any Subsidiary is involuntarily terminated by the optionee's employer without Cause.

     (j) Limit on Value of Incentive Stock Options First Exercisable Annually. The aggregate Fair Market Value (determined at the time of grant) of the Stock for which "incentive stock options" within the meaning of
          Section 422 of the Code are exercisable for the first time by an optionee during any calendar year under the Plan (and/or any other stock option plans of the Corporation or any Subsidiary) shall not exceed $100,000.

     (k) Option Price Adjustment Rights. The Committee shall have the discretion to grant Option Price Adjustment Rights in conjunction with all or part of any Stock Option granted under the Plan, either at or after the time of grant of such Stock Option. Option Price Adjustment Rights shall be exercisable only at such time as and to the same extent that the Stock Options to which the Option Price Adjustment Rights relate are exercisable. An Option Price Adjustment Right granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option. An Option Price Adjustment Right may be exercised by an optionee by exercising and surrendering the applicable potion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to have applied as a credit against the exercise price of the related Stock Option an amount equal to: (i) the total number of shares of stock subject to the Option Price Adjustment Right (or the portion or portions thereof which the optionee from time to time elects to use for this purpose), multiplied by (ii) a fixed percentage of the Fair Market Value of a share of Stock on a date to be designated by the Committee.

SECTION 7.  Stock Appreciation Rights

     (a) Grant and Exercise When Granted in Conjunction With Stock Options. Stock Appreciation Rights may be granted alone or in conjunction with all or part of any Stock Option granted under the Plan and may contain terms and conditions different from those of the related Stock Option, except as otherwise provided below. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Non-Qualified Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Incentive Stock Option.

          A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Committee at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

          A Stock Appreciation Right may be exercised by an optionee, in accordance with paragraph (c) of this Section 7, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph (c) of this Section 7. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

     (b) Grant and Exercise When Granted Alone. Stock Appreciation Rights may be granted at the discretion of the Committee in a manner not related to an award of a Stock Option. The Committee should have the discretion to determine the terms and conditions of any Stock Appreciation Rights not related to a Stock Option Award. A Stock Appreciation Right granted under this Section 7(b) is not exercisable for a period of six months from the date of grant, unless a longer period is otherwise determined by the Committee. The Stock Appreciation Right, granted under Section 7(b), shall be exercisable in accordance with Section 7(c) over a period not to exceed ten years. Any Stock Appreciation Right which is outstanding on the last day of the exercisable period shall be automatically exercised on such date for cash or Common Stock, as determined by the Committee, without any action by the holder if, on that date, the Fair Market Value of the Stock exceeds the exercise price of the Stock Appreciation Right.

     (c) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

          (i) Stock Appreciation Rights granted pursuant to Section 7(a) shall be exercisable only at such time or times and to the extent that the Stock Options to which the Stock Appreciation Rights relate shall be exercisable in accordance with the provisions of Section 6 and this Section 7 of the Plan; provided, however, that any Stock Appreciation Right granted subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of the term of the Stock Appreciation Right, except that this additional limitation shall not apply in the event of death other than by suicide or Disability of the optionee prior to the expiration of the six-month period.

          (ii) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), an optionee shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option, multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(b), the holder shall be entitled to receive an amount in cash or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the Fair Market Value of one share of Stock at the date the Stock Appreciation Right was granted multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

          (iii)No Stock Appreciation Right shall be transferable by the holder, other than by will or the laws of descent and distribution, or be subject to attachment, execution or similar process. All Stock Appreciation Rights shall be exercisable, during the holder's lifetime, only by the holder.

          (iv) Upon the exercise of a Stock Appreciation Right granted pursuant to Section 7(a), the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 4 of the Plan on the number of shares of Stock to be issued under the Plan.

          (v) A Stock Appreciation Right granted in connection with an Incentive Stock Option pursuant to Section 7(a), may be exercised only if and when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

          (vi) In its sole discretion, the Committee may provide, at the time of grant of a Stock Appreciation Right under this Section 7, that such Stock Appreciation Right can be exercised only in the event of a "Change of Control" (as defined in Section 12 below). Furthermore, the Committee may provide, at the time of grant of any Stock Appreciation Right, that such Stock Appreciation Right can be exercised only upon the attainment of specified performance goals or other such criteria as the Committee may determine in its sole discretion.

          (vii)In the discretion of the Committee, if the Plan is approved by the shareholders of the Corporation in accordance with Section 15 of the Plan, a Stock Appreciation Right may provide that any exercise by a Participant of all or a portion of a Stock Appreciation Right for cash, may only be made during the period beginning on the third business day following the date of the Corporation's release of its quarterly or annual summary statements of earnings to the public and ending on the twelfth business day following such date; provided, however, that the foregoing shall not apply to any exercise by a Participant of a Stock Appreciation Right for cash where the date of exercise is automatic or fixed in advance under the Plan and is outside the control of the Participant.

SECTION 8.  Restricted Stock

     (a) Administration. Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees of the Corporation and its Subsidiaries to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price, if any, to be paid by the recipient of Restricted Stock (subject to Section 8(b) hereof), the time or times within which such Awards may be subject to forfeiture, the nature of the restrictions, including any performance requirements, the circumstances under which restrictions will lapse and all other conditions of the Awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals, or such other criteria as the Committee may determine, in its sole discretion. The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

     (b) Awards and Certificates. The prospective recipient of an Award of shares of Restricted Stock shall not have any rights with respect to such Award, unless and until such recipient has executed an agreement evidencing the Award (a "Restricted Stock Award Agreement") and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the then applicable terms and conditions.

          (i) Awards of Restricted Stock must be accepted within a period of thirty days (or such shorter period as the Committee may specify) after the Award date by executing a Restricted Stock Award Agreement and paying whatever price, if any, is required.

          (ii) Each Participant who is awarded Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock to be held in escrow as described below.

               Such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

                          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Synovus Financial Corp. 2000 Employee Long-Term Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and Synovus Financial Corp. Copies of such Plan and Agreement are on file in the offices of Synovus Financial Corp., One Arsenal Place, 901 Front Avenue, Suite 301, Columbus, Georgia, 31901."

          (iii)The Committee shall require that the stock certificate evidencing such shares be held in escrow by Synovus Trust Company ("STC"), or any other escrow agent designated by the Committee until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Award. In the event the Participant has obtained a loan to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock, STC or other escrow agent shall have the right to require that the shares continue to be held in escrow until such loan is repaid.

     (c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 8 shall be subject to the following restrictions and conditions:

          (i) Subject to the provisions of this Plan and Restricted Stock Award Agreements, during the period of six months after the Award or such longer period as may be set by the Committee commencing on the grant date (the "Restriction Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on performance and/or such other factors as the Committee may determine, in its sole discretion.

          (ii) Except as provided in paragraph (c)(i) of this Section 8, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to receive any dividends, unless the Committee shall declare otherwise at the time of the Award.

               Dividends paid in cash with respect to shares of Restricted Stock shall not be subject to any restrictions or subject to forfeiture. Dividends paid in Stock of the Corporation or Stock received in connection with a stock split with respect to Restricted Stock shall be subject to the same restrictions as on such Restricted Stock. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the period of forfeiture shall expire without forfeiture in respect of such shares of Restricted Stock and the repayment of any loans obtained to purchase the Restricted Stock or to pay any taxes due with respect to the Restricted Stock.

          (iii)Subject to the provisions of the Restricted Stock Award Agreement and this Section 8, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction (together with any price paid for such shares by the Participant) shall be forfeited by the Participant, unless otherwise determined by the Committee.

          (iv) The Committee may, in its sole discretion, waive in whole or in part any or all restrictions with respect to any Participant's shares of Restricted Stock.

SECTION 9.  Performance Awards

     (a) Administration. Shares of Stock and/or a payment in cash may be distributed under the Plan to an employee upon the attainment of performance objectives, as a Performance Award. The Committee shall determine the employees of the Corporation and its Subsidiaries to whom Performance Awards are granted, the terms and conditions of the performance objectives, the term of the performance period and the value and form of the payment of the Performance Award.

     (b) Performance Objectives. The Committee, in its sole discretion may establish, under this Section 9, performance objectives either in terms of Corporation-wide objectives or in terms of objectives that are related to the specific performance of an employee or a bank, a group, division, department, or Subsidiary within the Corporation in which the Participant is employed. A minimum level of performance, at the discretion of the Committee, may be established.

          If, at the end of the performance period, the specified objectives have been attained, the Participant is deemed to have fully earned the Performance Award. If such performance objectives are only partially attained, the Participant may be deemed by the Committee to have partly earned the Performance Award and would become eligible to receive a portion of the total Award, as determined by the Committee. If a required minimum level of achievement has not been met, as determined by the Committee, the Participant is entitled to no portion of the Performance Award. If, at the end of the performance period, performance exceeds the target, the Participant, at the Committee's discretion, may receive a multiple of the Performance Award. The Committee may adjust the payment of Awards or the performance objectives if events occur or circumstances arise which would cause a particular payment or set of performance objectives to be inappropriate as a measure of performance.

     (c) Terms and Conditions. A Participant to whom a Performance Award has been granted is given performance objectives to be reached over a specified period, the "performance period." Generally this period shall be not less than one year.

          Any Participant granted a Performance Award pursuant to this
          Section 9 who by reason of death (other than by suicide), Disability or Retirement terminates employment before the end of the performance period is entitled to receive a portion of any earned Performance Award. The Committee, in its discretion, will determine the amount of the Performance Award earned, if any, and the time at which payment will be made.

          A Participant who terminates employment for any other reason, including death by suicide, forfeits all rights under the Performance Award.

SECTION 10.  Amendments and Termination

The Board may amend, alter, or discontinue the Plan at any time, but no amendment, alteration, or discontinuation shall be made which affects an existing Award under the Plan without the optionee's or Participant's consent. If stockholder approval of this Plan is obtained, no amendment, alteration or discontinuation shall be made by the Board which, without the approval of the stockholders, would:

     (a) increase the total number of shares reserved for the purpose of the Plan, except as provided for in accordance with Section 4 of the Plan;

     (b) decrease the option price of any Stock Option to less than 100% of the Fair Market Value on the date of the granting of the option, except as provided for in accordance with Section 4 of the Plan;

     (c) change the Participants or class of Participants eligible to participate in the Plan;

     (d) extend the maximum option period under paragraph (b) of Section 6 of the Plan; or

     (e) materially increase in any other way the benefits accruing to Participants.

The Committee may amend the terms of any Award or option theretofore granted, prospectively or retroactively, but no such amendment shall affect an existing Award under the Plan without the Participant's consent. The Committee may also substitute new Stock Options for previously granted Stock Options, including options granted under other plans applicable to the Participant, and previously granted Stock Options having higher option prices.

SECTION 11.  Change of Control

The following provisions shall apply in the event of a "Change of Control," as defined in this Section 11:

     (a) In the event of a "Change of Control" as defined in paragraph (c) of this Section 11, the vesting of any outstanding Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock or Performance Awards shall be accelerated so that all Awards not previously exercisable and vested are fully exercisable and vested.

     (b) If the employment of a Participant is terminated for any reason following a Change of Control, any outstanding Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock or Performance Awards granted to the Participant that are not fully exercisable and vested shall become fully exercisable and vested as of the date of such termination of employment and any obligations to pay amounts to the Corporation or any Subsidiary in connection with an Award shall be terminated as of the date of such termination of employment.

     (c) For purposes of this Section 11, a "Change of Control" means the happening of any of the following:

          (i) when any "person," as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including its trustee)), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

          (ii) the occurrence of a transaction requiring stockholder approval for the acquisition of the Corporation by an entity other than the Corporation or a Subsidiary through purchase of assets, or by merger, or otherwise;

          (iii)the filing of an application with any regulatory authority having jurisdiction over the ownership of the Corporation by any "person," as defined in the preceding paragraph, to acquire 20% or more of the combined voting power of the Corporation's then outstanding securities; or

          (iv) the occurrence of a "Triggering Event" as such term is defined in the Rights Agreement dated April 20, 1989, by and between the Corporation and Trust Company Bank, the provisions of which are incorporated herein by this reference.

     (d) For purposes of this Section 11, a "Change of Control" shall not result from any transaction precipitated by the Corporation's insolvency, appointment of a conservator, or determination by a regulatory agency that the Corporation is insolvent, nor from any transaction initiated by the Corporation in regard to creating a holding company of which the Corporation would be a primary entity, nor from any transaction initiated by the Corporation in regard to converting from a publicly traded company to a privately held company.

SECTION 12.  General Provisions

     (a) All certificates for shares of Stock delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities or other laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (b) Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The Corporation and its Subsidiaries specifically reserve the right to terminate (whether by dismissal, discharge, retirement or otherwise) any Participant's employment with the Company or a Subsidiary at any time at will. Neither the granting of an Award nor the adoption of the Plan shall confer upon any employee of the Corporation or its Subsidiaries any right to continued employment with the Corporation or a Subsidiary, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary to terminate the employment of any of its employees at any time.

     (c) Each Participant shall, no later than the date as of which the value of an Award first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Corporation, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to the Award. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation (and, where applicable, its Subsidiaries), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. A Participant may irrevocably elect to have the withholding tax obligations or, in the case of all Awards hereunder except Stock Options which have related Option Price Adjustment Rights or Stock Appreciation Rights, if the Committee so determines, any additional tax obligation with respect to any Awards hereunder satisfied by (a) having the Corporation withhold shares of Stock otherwise deliverable to the Participant with respect to the Award or
          (b) delivering to the Corporation shares of unrestricted Stock; provided, however, that if the Participant is an "officer" of the Corporation within the meaning of Section 16 of the Exchange Act, no such election shall be made (i) unless the Plan has been approved by shareholders in accordance with Section 15 of the Plan and (ii) such election is made either (a) during one of the "window" periods described in section (c)(3)(iii) of Rule 16b-3 promulgated under the Exchange Act, or (b) at least six months prior to the date income is recognized with respect to the Award.

     (d) No members of the Board or the Committee, nor any officer or employee of the Corporation acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Corporation acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Corporation in respect of any such action, determination or interpretation provided such individual first gives the Corporation an opportunity, at its own expense, to handle and defend any legal action before such individual undertakes to handle and defend such legal action.

     (e) The existence of Stock Options, Option Price Adjustment Rights, Stock Appreciation Rights, Restricted Stock and Performance Awards shall not affect the right or power of the Corporation and its shareholders to make adjustments, recapitalizations, reorganizations, or other changes to the Corporation's capital structure or its business; issue bonds, debentures, preferred or prior preference stocks affecting the Corporation's Common Stock or the rights thereof; dissolve or liquidate the Corporation, or sell or transfer any part of its assets or business; or any other corporate act, whether of a similar character or otherwise.

     (f) The validity, interpretation, and administration of the Plan and of any rules, regulations, determinations, or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with the laws of the State of Georgia, except where those laws may be superseded by the laws of the United States of America. Without limiting the generality of the foregoing, the period within which any action in connection with the Plan must be commenced shall be governed by the laws of the State of Georgia.

     (g) The obligation of the Corporation to make payment of Awards in Stock shall be subject to all applicable laws, rules and regulations, and to such approvals by government agencies as may be required. The Corporation shall be under no obligation to register under the Securities Act of 1933, as amended from time to time ("1993 Act"), any of the shares of Stock paid under the Plan. If the Stock paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Corporation may restrict the transfer of such Stock in such manner as it deems advisable to ensure the availability of any such exemption.

SECTION 13.  Cash Awards and Loans

The Committee, in its sole discretion, at any time may authorize special cash Awards to Participants to enable them to fund the exercise price of a Stock Option or any taxes that must be paid or withheld upon the exercise of a Stock Option, Option Price Adjustment Right or Stock Appreciation Right, to fund the purchase price (if any) of Restricted Stock or any taxes that must be paid or withheld with respect to Restricted Stock, or to fund any taxes that must be paid or withheld with respect to any Performance Award. The Committee in its sole discretion, at any time, may assist a Participant in obtaining a loan for any funds required in connection with any aspect of the Plan, including without limitation the exercise or purchase price of any Award and any taxes that must be paid or withheld in connection with any Award.

SECTION 14.  Accounting

It is the intent of the Board that the accounting expenses for any Awards under this Plan to employees of Subsidiaries be charged to the Subsidiaries employing such employees and not to the Corporation. The Board of Directors and the Committee shall have the right to adopt any policies and procedures required in order to carry out this intent.

SECTION 15.  Effective Date of Plan

The Plan shall become effective upon the earlier of its adoption by the Board of Directors or by the Executive Committee of the Board of Directors; provided, however, that Incentive Stock Options awarded hereunder shall be automatically converted into Non-Qualified Stock Options if shareholder approval of the Plan is not obtained within twelve months of the Plan's effective date.

SECTION 16.  Term of Plan

No Stock Option, Option Price Adjustment Right, Stock Appreciation Right, Restricted Stock or Performance Award shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but Awards theretofore granted may extend beyond that date.

SECTION 17.  Execution

IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed by its duly authorized officers effective as of this 1st day of February, 2000.


                                      SYNOVUS FINANCIAL CORP.


                                      By:    /s/G. Sanders Griffith, III

                                      Title: Senior Executive Vice President